UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

2 Kingdom Street London W2 6BD United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

1.750% Notes due 2018 2.375% Notes due 2020 3.375% Notes due 2025 4.375% Notes due 2045 Floating Rate Notes due 2018	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-192551

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on November 26, 2013 a Registration Statement on Form F-3 (the “Registration Statement”) relating to the Registrant’s Debt Securities, including a prospectus dated November 26, 2013 (the “Prospectus”). The Registration Statement was effective upon filing with the Commission in accordance with Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”). On November 10, 2015, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, the Prospectus and a preliminary prospectus supplement dated November 10, 2015. On November 13, 2015, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, the Prospectus and a final prospectus supplement dated November 10, 2015 (the “Prospectus Supplement”). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Reference is made to the information set forth under the headings “Description of Debt Securities” on pages 8 through 20 and “Certain UK and US Federal Tax Considerations” on pages 24 through 32 of the Prospectus; and to the information set forth under the heading “Description of Notes” on pages S-16 to S-21 and “Taxation” on page S-22 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits

1.1	Registration Statement on Form F-3, including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-192551)).

2.1	Prospectus Supplement (incorporated herein by reference to the Registrant’s filing with the Commission on November 13, 2015 pursuant to Rule 424(b)(2)).

4.1	Indenture, between the Registrant and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to JPMorgan Chase Bank, dated as of April 1, 2004 (the “Indenture”) (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-3 (File No. 333-114165)).

4.2	Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the Securities, including forms of the global notes for the 1.750% Notes due 2018, the 2.375% Notes due 2020, the 3.375% Notes due 2025, the 4.375% Notes due 2045 and the Floating Rate Notes due 2018.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment hereto to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTRAZENECA PLC (Registrant)

By:	/s/ Adrian Kemp
	Name:	Adrian Kemp
	Title:	Company Secretary

Date: November 16, 2015